Exhibit K

COOK & BYNUM CAPITAL MANAGEMENT LLC
CODE OF ETHICS

This Code of Ethics (the “Code”) sets forth both general principles and specific prohibitions with which all partners, officers, directors, employees and other supervised persons (collectively, “Supervised Persons”) of Cook & Bynum Capital Management LLC (the “Adviser”) are required to comply. The Code requires that all such persons avoid activities, interests, relationships or conflicts of interest that might interfere with making decisions in the best interests of the clients of the Adviser (“Advisory Clients”). In addition, the Code requires that the Adviser’s Supervised Persons with access to certain nonpublic information (“Access Persons”), to the extent described below and required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Adviser’s Act”), periodically report their personal securities transactions and holdings to the Adviser’s Chief Compliance Officer (the “CCO”).

Capitalized terms not otherwise defined herein are defined in Appendix 1 attached hereto.

All supervised persons must promptly report any violation of the Code to the CCO.

Please review the Code carefully and return a signed copy of the Certification Form (Appendix 6 for Supervised Persons and Appendix 7 for Access Persons) to the CCO. Questions regarding the Code should be directed to the CCO.

I.           OVERVIEW

A.           Governance

This Code has been adopted by the Adviser and establishes rules of conduct for all Supervised Persons.

B.           Applicability

This Code applies to all Supervised Persons.

II. STATEMENT OF GENERAL PRINCIPAL

The general fiduciary principles that direct the standard of business conduct that the Adviser requires of all its Supervised Persons and that govern the personal trading activities of Supervised Persons are as follows:

•	At all times the interests of Advisory Clients must be placed first.

Exhibit K-1

•
All purchases or sales of securities by an Access Person or his/her Immediate Family (“Securities Transactions”) must be conducted in a manner that does not interfere with the portfolio transactions of any Advisory Clients so as to avoid any actual or potential conflicts of interest or any abuse of a Supervised Person’s position of trust and responsibility.

•	Supervised Persons should not take inappropriate or unfair advantage of their relationship with Advisory Clients.

•	Independence in the investment decision-making process is paramount.

III.           STANDARDS OF BUSINESS CONDUCT

A.           Compliance with Laws and Regulations

Supervised Persons must adhere to the following standards of business conduct, as well as comply with all applicable federal securities laws.

No Supervised Person may:

•	Employ any device, scheme or artifice to defraud an Advisory Client;

•
 Make any untrue statement of a material fact to an Advisory Client or omit to state a material fact necessary in order to make the statements made to an Advisory Client, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on an Advisory Client;

•	Engage in any manipulative practice with respect to an Advisory Client; or

•	Engage in any manipulative practice with respect to securities, including price manipulation.

Questionable situations should be resolved in favor of the Advisory Clients and technical compliance with the Code’s procedures will not necessarily insulate from scrutiny any trades or other situations that indicate an abuse of a Supervised Person’s duties.

B.           Conflicts of Interest

As a fiduciary, the Adviser (including Supervised Persons) has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its Advisory Clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Advisory Client.

Exhibit K-2

IV.           PROHIBITED TRANSACTIONS AND ACTIVITIES

All Access Persons and their Immediate Families are prohibited from engaging in any of the following Securities Transactions in Accounts absent pre-approval of the transaction from the CCO, as described in Section VI of this Code:

1.	Any transaction in a Covered Security while in possession of material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

2.	Transactions intended to raise, lower or maintain the price of any Covered Security or to create a false appearance of active trading.

3.
Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, at a time when the Access Person has knowledge of an intention to purchase or sell that Covered Security on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (two purchases) or the opposite (a purchase and sale) direction as the transaction of the Advisory Client.

4.
Any purchase or sale of Covered Securities, including writing an option to purchase or sell a Covered Security, on any day during which an Advisory Client has a pending “buy” or “sell” order in the same Covered Security until that order is executed or withdrawn, unless an explanation of why the trade is necessary is provided and provision is made for the Advisory Client trade to take precedence, in terms of price, over the trade in question.

5.
Recommendation of any Securities Transaction to an Advisory Client without having disclosed the Access Person’s or Immediate Family member’s interest, if any, in such securities or the issuer of the securities, including, without limitation:

a.	such person’s direct or indirect Beneficial Interest in any securities of such issuer;

b.	any contemplated transaction by such person in such securities;

c.	any position with such issuer or its affiliates; or

d.	any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

6.	Any acquisition of securities in an Initial Public Offering (other than a new offering of a registered open-end investment company).

Exhibit K-3

7.
Any acquisition of Covered Securities in a Limited Offering or private placement. Upon request and application, as described in Section VI of this Code, the CCO may give permission to such a transaction after considering, among other factors, whether the investment opportunity should be reserved for the Advisory Client and whether the opportunity is being offered to the Access Person by virtue of his or her position.

8.
Purchases of a Portfolio Security within 31 days of a sale of the Portfolio Security, and sales of a Portfolio Security within 31 days of a purchase of the Portfolio Security, absent an agreement to give up all profits of the transaction.

9.
Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, within seven (7) calendar days of a purchase or sale of the same Covered Securities by an Advisory Client.

V.           EXEMPT TRANSACTIONS

The prohibitions and conditions described in Section IV above shall not apply to:

•	Purchases or sales of shares of registered open-end investment companies;

•
Purchases or sales effected in any account over which the Access Person (i) has no direct or indirect influence or control, or (ii) has given discretionary investment authority to an independent third party;

•	Purchases or sales that are non-volitional on the part of the Access Person;

•	Purchases that are part of an automatic dividend reinvestment plan; or

•
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

VI.           PRECLEARANCE OF CERTAIN CONDITIONAL TRANSACTIONS

A.           Request for Preclearance

In order to attempt to obtain preclearance from the CCO, an Access Person must submit in writing a completed and executed Access Person Preclearance Request Form (Appendix 3), which shall set forth the details of the proposed transaction. Preclearance of the transaction as described on such Form shall be evidenced by the signature of the CCO thereon. The CCO shall retain a copy with all required signatures and a copy placed in the Access Person’s file.

Exhibit K-4

B.           Conditions to be Satisfied

Upon written request from an Access Person, as provided in Section VI.A. above, the CCO shall have the sole discretion to preclear a personal Securities Transaction, without being required to specify any reason for such determination. The CCO shall make such determination in accordance with the descriptions of exempt transactions noted in Section V above.

C.	Additional Factors to be Considered

In addition to the factors set forth above, the CCO may take into account, among other factors, each of the following:

1.	Whether the amount or nature of the transaction is likely to affect the price or market for the security.

2.	Whether the Access Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by an Advisory Client.

C.	Compliance with Section 204A

Preclearance shall be granted by the CCO only if a purchase or sale of securities is consistent with the purposes of this Code and Section 204A of the Advisers Act. To illustrate, a purchase or sale may be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to an Advisory Client because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Advisory Client.

D.           Disclosure by Access Person

If preclearance to engage in a Securities Transaction is granted to an Access Person in accordance with this Code, the Access Person is under an affirmative obligation to disclose that position if such Access Person plays a material role in a subsequent investment decision regarding the same issuer. In such circumstances, investment Personnel with no personal interest in the issuer shall review the investment decision to purchase such securities.

Preclearance granted to an Access Person in accordance with this Code is only effective for five (5) business days from (and including) the date of such preclearance. If the trade is not made within five (5) business days, a new clearance must be obtained.

Exhibit K-5

VII.           INSIDER TRADING

Supervised Persons are prohibited from engaging in insider trading, by trading either personally or on behalf of others while in possession of material non-public information, and are prohibited from communicating or disclosing material non-public information in violation of applicable law and their duty to keep such information strictly confidential. Material non-public information includes, but is not limited to, information regarding issuers of securities, an adviser’s securities recommendations and client securities holdings and transactions, as well as any non-public information that may affect the price of a security and/or the securities markets, or which may otherwise be of significance to a person’s decision regarding whether to purchase, sell, or hold securities.

Employees are subject to the prohibition on insider trading and other restrictions on the use of material non-public information set forth in the Trading Policy and Procedures (see Appendix 2). The Trading Policy and Procedures shall be updated as necessary by the CCO.

VIII.           ACCESS PERSON REPORTING REQUIREMENTS

Every Access Person must provide the CCO with personal holdings disclosure reports as described below. Each report must include the date that the report was submitted. The CCO will identify all Access Persons who are required to make reports under this section of the Code and will inform those persons of their reporting obligations. A list of all persons required to make reports under this section will be maintained, as described in Section XI of this Code.

A.           Initial Holdings Report.

No later than 10 days after the date that a person becomes an Access Person or the adoption of this Code, whichever is later, each Access Person must submit to the CCO an Initial Holdings Report (Appendix 4). A copy of the information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person or the adoption of this Code. The Initial Holdings Report must include:

1.
The title and type of securities, the exchange ticker symbol or CUSIP number, if applicable, the number of shares, and the principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.
With respect to brokerage accounts, the Initial Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3.           The date the report is submitted.

Exhibit K-6

B.           Annual Holdings Report.

Each Access Person must submit to the CCO an Annual Holdings Report (Appendix 5) which is current as of a date no more than 45 days before the report is submitted. The Annual Holdings Report must include the same information in the Initial Holdings Report outlined above.

C.           Quarterly Transaction Report

No later than 30 days after the end of a calendar quarter, each Access Person must submit to the CCO a Quarterly Transaction Report that contains a summary of all transactions in Reportable Securities in which the Access Person had any direct or beneficial ownership conducted during the quarter. The transaction summaries must include:

1.
The date of the transaction, the title, the exchange ticker symbol or CUSIP number, if applicable, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

2.	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

3.	The price of the security at which the transaction was effectuated;

4.	The name of the broker, dealer or bank with or through which the transaction was effected; and

5.	The date the report is submitted.

Access Persons are not required to submit a Quarterly Transaction Report with respect to:

1.	Securities held in accounts over which the Access Person had no direct or indirect control or influence;

2.	Transactions effected pursuant to an automatic investment plan; or

3.
Duplicate information contained in broker trade confirmations or account statements that the Adviser holds in its records, as long as the Adviser receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

An Access Person who engages in no reportable transactions during the quarter is not required to submit a Quarterly Transaction Report.

Exhibit K-7

IX.           BOARD POSITIONS

No employee may serve as a director of a publicly held company without prior approval from the CCO based upon a determination that service as a director would not be adverse to the interests of any Advisory Client.

X.           GIFTS

A.           Accepting Gifts

On occasion, because of their position with the Adviser, Supervised Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons who do business or are seeking to do business with Adviser. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited. This provision shall not apply to gifts received from immediate family members who give any such gifts in that capacity.

Acceptance of extraordinary or extravagant gifts is not permissible nor may employees accept any gifts that are intended to influence any business decision or relationship. Any such gifts must be declined or returned in order to protect the reputation and integrity of Adviser. Gifts of a nominal value (i.e., gifts with a reasonable value of no more than $250 a year) and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) from anyone that is known by that person to be doing business with the Adviser or any of the Adviser’s Advisory Clients, may be accepted without the approval of the CCO.

If any gift is received that might be prohibited under this Code, the Supervised Person involved must immediately inform the CCO.

B.	Giving Gifts

Supervised Persons may not give any gift with a value in excess of $250 per year to persons associated with securities or financial organizations, other member organization, including exchanges, commodity firms, news media, or clients of the Adviser. This provision shall not apply to gifts to immediate family members given in that capacity.

XI.           ADMINISTRATION AND PROCEDURAL MATTERS

The CCO shall:

1.
Furnish a copy of this Code and any amendments thereto to each Supervised Person and notify each Supervised Person of his/her obligation to complete a Certification Form (Appendix 6) acknowledging receipt of the Code and any amendment and each Access Person of his/her obligation to file reports as provided by this Code (Appendix 7).

Exhibit K-8

2.           Supervise the implementation and enforcement of this Code.

3.	Periodically review Access Persons’ personal Securities Transactions and holdings reports.

4.	Determine whether any particular Securities Transaction should be exempted pursuant to the provisions of this Code.

5.
Issue, either personally or with the assistance of counsel, as appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 204A-1 under the Advisers Act and this Code.

6.	Conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code.

7.	Cause to be maintained in an easily accessible place, the following records:

a.	a copy of any Code adopted pursuant to Rule 204A-1 of the Advisers Act which has been in effect during the past five (5) years;

b.	a copy of all Certification Forms acknowledging receipt of the Code and amendments for each person who is currently, or within the past five (5) years was, a Supervised Person;

c.	a copy of any preclearance, trade confirmation, account statement or report required to be made by any Access Person (during the past five (5) years);

d.	a copy of each report made by the CCO during the past five (5) years with respect to the Code;

e.
a record of all persons, currently or within the last five (5) years, who are or were required to submit transaction reports or holdings reports to the CCO pursuant to Section VII above or who are or were responsible for reviewing these reports;

f.	a record of any violation of the Code and of any action taken as a result of such violation (during the past five (5) years); and

g.	a record of all exceptions granted from the Code during the past five (5) years.

Exhibit K-9

XII.           SANCTIONS

A.           Imposition of Sanctions

If a determination is made that a Supervised Person has committed a violation of the Code, sanctions may be imposed, or other actions taken, including: a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission (“SEC”), criminal referral, and termination of the employment of the violator for cause. A Supervised Person also may be required to reverse the trade(s) in question and forfeit any resulting profit or absorb any resulting loss. The amount of profit shall be calculated and shall be forwarded to a charitable organization.

B.           Authority

The CCO has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

C.           Managing Member Report

Whenever it is determined that a Supervised Person has committed a violation of this Code that merits significant remedial action, a report will be prepared, providing information relating to the investigation of the violation, including any sanctions deemed appropriate. The CCO may determine whether to delay the imposition of any sanctions.

XIII.           CONFIDENTIALITY

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of Securities Transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory to the extent required by law or regulation.

XIV.           OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Supervised Person from acting in accordance with the provision of any applicable law, rule or regulation, or any other statement of policy or procedure governing the conduct of such person.

XV.           FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code, generally, or with regard to any Securities Transaction, he/she should consult the CCO.

Exhibit K-10

XVI.           EXCEPTIONS

Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case by case basis upon a finding that the proposed conduct involves negligible opportunity for abuse.

Exhibit K-11

Appendix 1

DEFINITIONS

Access Person means any Supervised Person (i) who has access to nonpublic information regarding any Advisory Client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (ii) who has access to such recommendations that are nonpublic. All directors, officers and partners of the Adviser are presumed to be Access Persons.

Account means the following securities accounts: any personal account; any joint or tenant-in-common account in which the person has an interest or is a participant; any account for which the person acts as trustee, executor, or custodian; any account over which the person has investment discretion or otherwise can exercise control (other than non-related client accounts over which the person has investment discretion), including the accounts of entities controlled directly or indirectly by the person; any other account in which the person has a direct or indirect Beneficial Interest and any account in which an Immediate Family member has a Beneficial Interest; provided, however, that Account shall not include any securities account over which the person has no investment discretion and cannot exercise control over any investment decisions, including any blind trusts.

Beneficial Ownership/Beneficial Interest means a direct or indirect "pecuniary interest," as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is held or shared by a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, in a security. The term "pecuniary interest," as it is defined under the 1934 Act, is generally understood to mean having the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships and trusts. An Access Person is presumed to have Beneficial Ownership of any Immediate Family member's account.

Covered Security means a “security,” as defined in section 2(a)(36) of the Investment Company Act of 1940, as amended, except that it does not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, or shares issued by open-end funds.

Immediate Family means a person’s spouse, a person’s minor child, any adult residing in the same household as the person, any relative dependent on the person for financial support, and any other person designated by the CCO.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

Limited Offering means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or 77d(6)) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

Exhibit K-12

Appendix 1

Portfolio Securities means stocks, notes, bonds, debentures, or other evidences of indebtedness, and all derivative investments, such as options and warrants, being held by any fund for which the Adviser serves as an investment adviser, or presently being contemplated for purchase by any such fund.

Reportable Fund means any fund for which the Adviser serves as an investment adviser or any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

Reportable Security means a “security,” as defined in Section 202(a)(18) of the Adviser’s Act, except that it does not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, shares issued by money market funds, shares issued by open-end funds other than Reportable Funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Securities Transaction means a purchase or sale of securities, or writing an option to purchase or sell a security.

Supervised Person means the Adviser’s officers, directors, partners, employees and any other persons who provide advice on behalf of the Adviser and are subject to the Adviser’s supervision and control.

Exhibit K-13

Appendix 2

COOK & BYNUM CAPITAL MANAGEMENT, LLC

TRADING POLICY AND PROCEDURES

Cook & Bynum Capital Management, LLC (“CBCM”) has adopted the following trading policy and procedures (the “Trading Policy”) with respect to the trading activities of each member, officer, and employee of CBCM (collectively, the “Employees”). Each Employee must carefully read this Trading Policy, retain one copy for your records, and sign and return the second copy to the Chief Compliance Officer (the “CCO”).

I.           Purpose of Personal Trading Policies and Procedures

Federal law prohibits CBCM and each of its Employees from purchasing or selling any “publicly-traded” stock, bond, future, option or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, CBCM and each Employee has a fiduciary obligation to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to CBCM and each Employee. Finally, because CBCM and each of its Employees is a fiduciary to CBCM’s clients, CBCM and each Employee must maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of CBCM or such Employees and the interests of CBCM’s clients. To ensure that insider trading does not occur and that conflicts of interest are avoided, CBCM has adopted the policies and procedures set forth in this Trading Policy.  Any questions regarding CBCMs trading policy and procedures should be directed to the CCO.

II.           Generally

A.           Insider Trading

It is unlawful to engage in “insider trading.” As such, no Employee may:

1.	Purchase or sell a security on the basis of material, non-public information; or

2.	Communicate material, non-public information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities.

III.           Insider Trading

A.           Insider Trading Defined

The term “insider trading” is generally used to refer to

1.	A person's use of material, non-public information in connection with transactions in securities; and

Exhibit K-14

Appendix 2

2.	Certain communications of material, non-public information.

The laws concerning insider trading generally prohibit:

•	The purchase or sale of securities by an insider, on the basis of material, non-public information;

•
The purchase or sale of securities by a non-insider, on the basis of material, non-public information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

•	The communication of material, non-public information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

1.           Who Is an Insider? The concept of “insider” is broad. It includes member, officers, directors, partners, employees and majority shareholders of a company or other entity. In addition, a person can be considered a “temporary insider” of a company or other entity if he or she enters into a confidential relationship in the conduct of the company's or entity's affairs and, as a result, is given access to information that is intended to be used solely for such company's or entity's purposes. A temporary insider can include, among others, an entity's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular entity, the entity must expect that the person receiving the information keep the information confidential and the relationship between the entity and the person must at least imply such a duty. Analysts are usually not considered insiders of the entities that they follow, although if an analyst is given confidential information by an entity's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the entity, the analyst may become a temporary insider.

2.           What Is Material Information? Trading on inside information is not a basis for liability unless the information is “material.” Material information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business, it can be significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

3.           What Is Non-public Information? Information is non-public unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

Exhibit K-15

Appendix 2

B.           Penalties For Insider Trading

Penalties for trading on or communicating material, non-public information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

•	Civil injunctions;

•	Disgorgement of profits;

•	Jail sentences;

•
Fines for the person who committed the violation of up to 3 times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and

•
Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

In addition, any violation of this Trading Policy can be expected to result in serious sanctions by CBCM, including dismissal of the persons involved.

C.           Procedures To Prevent Insider Trading

If any Employee receives any information that may constitute such material, non-public information, the Employee should:

1.	Not buy or sell any securities, including options or other securities convertible into or exchangeable for such securities for a personal account or a client account;

2.	Not communicate such information to any other person (other than the CCO); and

3.           Discuss promptly such information with the CCO.

Exhibit K-16

Appendix 2

Under no circumstances should such information be shared with any persons not employed by CBCM, including family members and friends.

VI.           Sanctions.

Upon discovering a violation of any of these procedures, CBCM may impose sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

Dated: __________________________                               ___________________________________
Signature

___________________________________
Name of Employee (typed or printed)

Exhibit K-17

Appendix 3

ACCESS PERSON PRECLEARANCE REQUEST FORM

David A. Hobbs, CCO, Cook & Bynum Capital Management, LLC:

On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics dated August 2011 (the “Code”) adopted pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended), trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

(Use approximate dates and amounts of proposed transactions.)

Name of Security	Proposed Date of Transaction	No. of Shares or Principal Amount	Dollar Amount Of Transaction	Nature of Transaction (Purchase, Sale, Other)	Broker/Dealer or Bank	Price

Name: ______________________________________

Title: _______________________________________

Entity: ______________________________________

Date:                                                                                                               Signature:___________________________________

Permission Granted                                                                                                Permission Denied

Date:                                                                                                          Signature:______________________________________
CCO

Exhibit K-18

Appendix 5

ACCESS PERSON INITIAL HOLDINGS REPORT

David A. Hobbs, CCO, Cook & Bynum Capital Management, LLC:

As a condition of my being an Access Person of the Adviser, and as required by the U.S. Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds, other than shares of mutual funds advised by the Adviser, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect beneficial interest.

Name of Security	Type of Security	Stock Symbol or CUSIP # (If Applicable and Known)	Number of Shares	Principal Amount	Name of Entity Holding the Security	Account Number

Please use additional pages if necessary. This Report must be dated no later than 10 days after becoming employed.

Name: ___________________________________________

Title: ___________________________________________

Signature: _________________________________________

Date: ____________________________________________

Acknowledged and approved this     day of                         ,       .

Exhibit K-19

Appendix 5

ACCESS PERSON ANNUAL HOLDINGS REPORT

David A. Hobbs, CCO, Cook & Bynum Capital Management, LLC:

As a condition of my being an Access Person of the Adviser, and as required by the U.S. Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds, other than shares of mutual funds advised by the Adviser, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect interest. All information must be current as of a date no more than 45 days before the report is submitted.

I hold no securities requiring disclosure (please mark box and sign below).

Name of Security	Type of Security	Stock Symbol or CUSIP # (If Applicable and Known)	Number of Shares	Principal Amount	Name of Entity Holding the Security	Account Number

Please use additional pages if necessary.

Name: ___________________________________________

Title: ___________________________________________

Signature: _________________________________________

Date: ____________________________________________

Acknowledged and approved this     day of                ,       .

Exhibit K-20

Appendix 5

SUPERVISED PERSON CERTIFICATION FORM

Cook & Bynum Capital Management, LLC
820 Shades Creek Parkway, Suite 2450
Birmingham, AL 35209

Attention: David A. Hobbs, CCO:

I hereby certify that:

I have received, read and understand the Code of Ethics dated August 2011 (the “Code”). I hereby agree to certify on an annual basis that I have complied with the requirements of the Code.

___________________________________________
Access Person Signature
___________________________________________
Print Name

Dated:

Exhibit K-21

Appendix 7

ACCESS PERSON CERTIFICATION FORM

Cook & Bynum Capital Management, LLC
820 Shades Creek Parkway, Suite 2450
Birmingham, AL 35209

Attention: David A. Hobbs, CCO:

I hereby certify that:

I have received, read and understand the Code of Ethics dated August 2011 (the “Code”). I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

___________________________________________
Access Person Signature
___________________________________________
Print Name

Dated:

Exhibit K-22

Exhibit L

RULE 17j-1 CODE OF ETHICS

THE COOK & BYNUM FUNDS TRUST

COOK & BYNUM CAPITAL MANAGEMENT, LLC

A.           LEGAL REQUIREMENTS.

Rule 17j-1(b) under the Investment Company Act of 1940 (the “Act”) makes it unlawful for any officer, trustee, director, or employee of Cook & Bynum Funds Trust (the “Trust”) or Cook & Bynum Capital Management, LLC (the “Adviser”) (as well as certain other persons), in connection with the purchase or sale7 by such person of a security “held or to be acquired” by any series of the Trust (a “Fund”):

(1)           To employ any device, scheme or artifice to defraud the Trust or a Fund;
(2)
To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust or a Fund; or
(4)           To engage in any manipulative practice with respect to the Trust or a Fund.

A security is “held or to be acquired” if it is a “covered security”8 (or an option on a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.

B.           TRUST POLICIES.

1.           It is the policy of the Trust that no “access person”9 of the Trust, a Fund or the Adviser shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

____________________________________________

7 A purchase or sale includes the writing of an option to purchase or sell.

8 A “covered security” is any security under the broad definition of Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers’ acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies other than the Funds.
9 An “access person” is (i) each trustee, director or officer of the Trust or the Adviser, (ii) each employee (if any) of the Trust or the Adviser who, in connection with his regular duties, makes, participates in or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to

Exhibit L-1

2.           In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust, a Fund or the Adviser:

(a)           It is the duty of all access persons of the Trust, the Funds and the Adviser to place the interest of Trust shareholders first;

(b)           All access persons of the Trust, the Funds and the Adviser shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

(c)           No access person of the Trust, the Funds or the Adviser shall take inappropriate advantage of his or her position.

C.           REPORTING REQUIREMENTS.10

1.           In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust’s policies are being observed by its access persons:

(a)           Each person becoming an access person of the Trust, the Funds or the Adviser, other than a trustee who is not an “interested person” of the Fund (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Appendix 1 or in another form provided that it contains the same information required by Rule 17j-1(d)(1)(i) (an “INITIAL HOLDING REPORT”) to the Trust’s Chief Compliance Officer showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership. Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person. Such initial holding report must be current as of a date no more than 45 days prior to the individual becoming an access person with respect to the initial holdings report. Such reports need not show holdings over which such person had no direct or indirect influence or control.

(b)           Each access person of the Trust, the Funds or the Adviser, other than a trustee who is not an “interested person” (as defined in the Act), shall submit reports in the form attached hereto as Appendix 1 or in another form provided that it contains the information required by Rule 17j-1(d)(1)(ii) (“SECURITIES TRANSACTION REPORTS”) to the Trust’s Chief Compliance Officer showing all transactions in “covered securities” in which the person the Trust, a Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities.

10 An access person of the Trust or a Fund who is also an access person of the Trust’s or a Fund’s investment adviser or principal underwriter may submit reports required by this Section to such investment adviser or principal underwriter in lieu of submitting reports under Cook & Bynum Funds Trust’s Code of Ethics PROVIDED that (i) codes of ethics of such entities have been approved by the Board of Trustees of the Trust and otherwise comply with Rule 17j-1 and (ii) such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).

Exhibit L-2

has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.(5)11 Such report shall also show information relating to all accounts established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person. Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control and securities purchased pursuant to an automatic investment plan.

(c)           Each trustee who is not an “interested person” of the Trust (as defined in the “Act”) shall submit the same quarterly report as required under paragraph (b) to Fund counsel or the Trust’s Chief Compliance Officer but only for a transaction in a reportable security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or a Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction or if the securities purchased were purchased pursuant to an automatic investment plan.

(d)           All access persons must report to the Trust’s Chief Compliance Officer as described above, unless they are required to report to the Adviser, the distributor of the Trust (or of a Fund) or administrator of the Trust (or of a Fund) pursuant to a code of ethics adopted by, respectively, the Adviser, distributor or administrator; provided such code of ethics, if belonging (i) to the Adviser or (ii) to a distributor (1) that is an affiliated person of the Trust or an Adviser or (2) whose officer, director or general partner serves the Trust or Adviser in this same capacity (“Affiliated Distributor”), has been approved by the Board.

D.           PRECLEARANCE PROCEDURES.

Individuals subject to this Code, including Investment personnel of the Trust or a Fund shall obtain approval from the Trust’s Chief Compliance Officer, or his or her delegate, before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.12

____________________________________________

11 “Beneficial ownership” of a security is determined in the same manner as it would be for the purposes of Section16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities (including securities that are not subject to the provisions of such Section 16). Generally, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains from such covered securities benefits substantially equivalent to those of ownership. He or she should also consider himself or herself the beneficial owner of securities if he or she can vest or revest title in himself or herself now or in the future.

12 “Investment personnel of the Trust or a Fund” means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. “Initial public offering” and “limited offering” shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

Exhibit L-3

E.           NOTICE TO, AND REVIEW OF, HOLDING REPORTS BY ACCESS PERSONS.

1.           The Secretary or any Assistant Secretary shall notify each access person of the Trust, the Funds or the Adviser who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

2.           The Chief Compliance Officer or his or her delegate shall review reports submitted under Section C of this Code.

3.           The Secretary or an Assistant Secretary will establish and maintain records of access persons of the Trust, the Funds or the Adviser, other than trustees who are not “interested persons” (as defined in the Act), who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports. The Chief Compliance Officer of the Trust will establish and maintain records of trustees who are not “interested persons” (as defined in the Act) who are required to make reports under Section C of this Code.

F.           REPORTS TO TRUSTEES.

1.           The Trust’s Chief Compliance Officer or Legal Counsel for the Trust shall report to the
Board of Trustees:

(a)           at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Chief Compliance Officer, Legal Counsel for the Trust, the Trust, a Fund, or the respective investment adviser for the Trust or a Fund, was considering the purchase or sale of such security;

(b)           with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a) that the Secretary or Legal Counsel for the Trust believes nonetheless may evidence a violation of this Code; and

(c)           any apparent violation of the reporting requirement.

2.           The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B above have been violated, and what sanctions, if any, should be imposed.

G.           APPROVAL OF CODES AND MATERIAL AMENDMENTS THERETO.

1.           The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Trust, of the principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund, in each case, provided such approval is required by Rule 17j-1. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment, in each case, provided such approval is required by Rule 17j-1. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.

Exhibit L-4

2.           In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.           ANNUAL REPORT

The Adviser shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:

1.           describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

2.           certifies that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Chief Compliance Officer, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.

Exhibit L-5

Appendix 1

THE COOK & BYNUM FUNDS
CONFIDENTIAL
Printed
Name: _____________________________________________                                                                                                                     Position: __________________________________________

Director's, Officer's and Employee's Quarterly Report of Securities Transactions
Pursuant to Section 204 of the Investment Advisers Act of 1940

Securities Transactions for Calendar Quarter Ending _____________________
(See attached memo: If no securities transactions occurred, please write "none.")

Name of Security (Common Stock unless otherwise indicated)	Cusip# or Symbol	Date of Trade	Nature of Transaction	Amount of Security Involved	Price at Which Effected	Broker or Bank Effecting Transaction

The above is a record of transactions during the ___________ quarter of 201_____ in securities in which I had, or by reason of which I acquired or disposed of, a direct or indirect beneficial ownership. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am the beneficial owner of the securities listed above.

__________________________, 201_____                                   _________________________________________________
Date                                                                                                           Signature

Exhibit L-6

ACCESS PERSON PRECLEARANCE REQUEST FORM

Chief Compliance Officer:

On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics dated August 2011 (the “Code”) adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended), trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

(Use approximate dates and amounts of proposed transactions.)

Name of Security	Proposed Date of Transaction	No. of Shares or Principal Amount	Dollar Amount Of Transaction	Nature of Transaction (Purchase, Sale, Other)	Broker/Dealer or Bank	Price

Name: _______________________________________

Title: _______________________________________

Entity: _______________________________________

Date:                                                                                                           Signature:_______________________________________

Permission Granted                                                                                                       Permission Denied

Date:                                                                                                    Signature:______________________________________
Chief Compliance Officer

Exhibit L-7